Exhibit 4.6



                       SECOND AMENDMENT TO
            SECOND AMENDED AND RESTATED NOTE AGREEMENT


     THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED NOTE AGREEMENT (this "Amendment"), dated as of December 20, 1996, among FM PROPERTIES OPERATING CO., a Delaware general partnership ("FM Properties"), FREEPORT-McMoRan INC., a Delaware corporation ("FTX" or the "Guarantor"), HIBERNIA NATIONAL BANK, a national banking association ("Hibernia") and THE CHASE MANHATTAN BANK (successor by merger to
Chemical  Bank  and   The  Chase  Manhattan  Bank  (National
Association)), a New York banking corporation ("Chase") (Hibernia and Chase, the "Banks"), and Hibernia, as Agent for the Banks (the "Agent").

                             RECITALS

     A. The parties hereto, together with FREEPORT-McMoRan COPPER & GOLD INC., a Delaware corporation ("FCX"), have executed a Second Amended and Restated Note Agreement, dated as of June 30, 1995 (as amended, the "Note Agreement") relating to a $68,000,000 term loan from the Banks to FM Properties maturing on June 30, 1997.

     B. FM Properties has requested (i) that the maturity date of the Loan be extended from June 30, 1997 to February 28, 1998, (ii) that the interest rate on the Loan be reduced from LIBOR plus 1.375% to LIBOR plus 1.00%, (iii) that the mandatory prepayment requirements upon the sale of the FM Properties' assets be modified, and (iv) that FCX be released as a guarantor of a portion of the Obligations and that FTX become the sole guarantor of all of the Obligations. The Banks are willing to accept FM Properties's request on the condition that (a) FM Properties agree to pay 50% of net proceeds from the sale or sales of the FM Properties' material assets as mandatory prepayments of the Obligations, and (b) that FM Properties agree otherwise on the terms and conditions set forth below.

     C.   All   capitalized  terms  used  herein   and   not
otherwise defined herein shall have the meanings ascribed to them in the Note Agreement.

                            ARTICLE I.

                 AMENDMENTS TO THE NOTE AGREEMENT

     1. Section 1.1 (Defined Terms) of the Note Agreement is hereby amended to add or amend the following definitions:

          "Company"   shall   mean  FM  Properties  Inc.,  a
     Delaware corporation, which, as of the date hereof, holds a 99.8% general partnership interest in FM
     Properties.

          "FM Properties Credit Agreement" shall mean that certain Amended and Restated Credit Agreement among FM Properties, FTX, Chase as administrative, documentation and FTX Collateral Agent, and certain banks, dated as of December 20, 1996, relating to a $10,000,000 credit facility to FM Properties, as such credit agreement may be amended from time to time.

                          *     *     *

          "FTX Credit Agreement" shall mean that certain Second Amended and Restated Credit Agreement among FTX, FRP, The Chase Manhattan Bank, as Administrative Agent, Documentation Agent, FTX Collateral Agent and FRP Collateral Agent (as all such terms are defined therein), and the Banks party thereto, dated as of November 14, 1996, as such credit agreement may be amended from time to time.

          "FTX Guaranty" shall mean the guarantee of the Obligations by FTX pursuant to that certain FTX Amended and Restated Guaranty Agreement by FTX in favor of the Agent and others, dated as of December 20, 1996.

                          *     *     *

          "Intercreditor Agreements" shall mean (i) the FTX Intercreditor Agreement dated as of June 11, 1992, as amended and restated in its entirety as of June 1, 1993 and as further amended and restated in its entirety as of December 31, 1995, and as further amended and restated in its entirety as of December 20, 1996, among Chase on behalf of certain banks pursuant to the FTX Credit Agreement, Chase on behalf of certain banks pursuant to the FM Properties Credit Agreement, the Agent, Texas Commerce Bank, and Chase as collateral agent, as such agreement may be further amended and in effect from time to time; and (ii) the FM Properties Intercreditor Agreement dated as of December 31, 1995, as amended and restated in its entirety as of December 20, 1996, among FM Properties, FTX, the Agent, and Chase on behalf of certain banks pursuant to the FM Properties Credit Agreement and Chase, as collateral agent, as such agreement may be amended and in effect from time to time.

                          *     *     *

          "Material  Asset"  means  any  single  asset of FM
     Properties  for  which,  upon  the  sale  thereof,   FM
     Properties  receives  in  excess  of  $100,000  in  Net
     Proceeds.

                          *     *     *

          "Termination  Date"  shall  mean February 28,
     1998, or, if applicable, any earlier date on which the obligation to pay the Notes in full shall mature pursuant to this Agreement.

     2. Section 3.2 (Optional Prepayments) of the Note Agreement is hereby amended to delete the following clause in the 16th and 17th lines thereof: "but only after 15 days' prior notice to the Agent of its intention to do so."

     3. Section 3.3(b) (Interest Rate and Payment Dates) of the Note Agreement is hereby amended to read as follows:

          (b) For the period from January 3, 1996 through December 23, 1996, each Note shall bear interest at the rate of LIBOR plus one and three-eighths (1.375%) percent per annum. For the period from December 24, 1996 through the Termination Date, each Note shall bear interest at the rate of LIBOR plus one (1.00%) percent per annum. Interest shall be payable in arrears on the last day of each Reference Period.

     4.   Section  3.6  (Mandatory  Prepayments) of the Note
Agreement is hereby amended to read as follows:

          3.6   Mandatory  Prepayments.   On  the  last
     Business  Day of each calendar  month,  commencing
     January 31,  1997,  FM  Properties shall repay the
     principal  amount  outstanding   hereunder  in  an
     amount  such  that the total amount  of  all  such
     payments made by  FM  Properties  pursuant to this
     Section  3.6  from December 20, 1996  through  the
     20th day of each  such  calendar month is equal to
     at least 50% of the aggregate  Net Proceeds of all
     sales of Material Assets which have occurred since
     December  20, 1996, rounded down  to  the  nearest
     multiple of $100,000, it being understood that any
     amounts not paid as a result of such rounding down
     shall be carried  over into the calculation of the
     next month's payment pursuant to this Section 3.6;
     provided that, with  respect  to  any non-cash Net
     Proceeds, such determinations shall  be made as of
     the date of receipt of cash proceeds thereof.   At
     the time of each payment, FM Properties shall deliver documentation evidencing the sale of the Material Assets and the calculation of the Net
     Proceeds.

     5. Sections 4.3 (Required Collateralization (FCX)); 5.1(c); 5.2(c); and 8.3 (Covenants Incorporated by Reference from the FCX Credit Agreement) of the Note Agreement, and all references in the Note Agreement to FCX, the FCX
Guaranty, FI, FI Credit Agreement and the FCX Credit Agreement are hereby deleted (except to the extent that such terms are used in Section 6.1 of the Note Agreement relating to conditions to closing the original transaction). The Banks hereby release FCX from any further liability to the Banks arising pursuant to the FCX Guaranty, and agree that on such date the FCX Guaranty shall have no further force and effect as it relates to the Obligations under the Note Agreement.
     6. Section 11.5(b) (The Agent) of the Note Agreement is hereby amended to read as follows:

          (b) FM Properties agrees to pay Agent, for Hibernia's account, a non-refundable agent's fee of $25,000 on January 3, 1997 and $25,000 on January 3,
     1998; provided, however, that the fee payable on January 3, 1998 is payable for the entire year, and if FM Properties repays the loan in full at any time during the year, the unearned portion of the fee shall be returned by the Agent.

     7.   All references to Chemical  Bank  or  to The Chase
Manhattan Bank (National Association) are hereby replaced with The Chase Manhattan Bank.

     8. The Notes are hereby modified to extend the maturity dates thereof to February 28, 1998 and to reduce the interest rate thereof to LIBOR plus one (1.00%) percent per annum effective December 24, 1996.

     9. Each and every other document, agreement or instrument which was executed in connection with or pursuant to the Note Agreement is hereby modified to reflect the extension of the maturity of the Notes, this Amendment to the Note Agreement and the modification to the documents contained herein.


                           ARTICLE II.

                       CONDITIONS PRECEDENT

     1.   Conditions   to  Effectiveness.    The   following
constitute conditions precedent to the effectiveness of this
Amendment:

          (a)  Amendment.   The  Banks  shall  have received
               this  Amendment,  executed  by  a Responsible
               Officer of FM Properties and FTX.

          (b)  Loan  Participation  Agreement.   The   Banks
               shall have executed a Third Amendment to Loan
               Participation Agreement.

          (c) FM Properties Partnership and Corporate Proceedings. The Banks shall have received a certificate of the Secretary or Assistant Secretary of FTX, as managing general partner of FM Properties, certifying (i) either that there have been no amendments to the partnership agreement of FM Properties since the effective date of the Note Agreement on June 30, 1995 or that attached to such certificate is a certified copy of such partnership agreement and all amendments thereto as of the date of such certificate, and (ii) the incumbency of the officer(s) of FTX, as managing general partner, executing this Amendment and all documents related hereto.

          (c)  FTX Guaranty.   The Banks shall have received
               the  amended  and  restated   FTX   Guaranty,
               executed by a Responsible Officer of FTX.

          (d) FM Properties Intercreditor Agreement. The Banks shall have received the amended and restated FM Properties Intercreditor Agreement, executed by Responsible Officers of FM Properties and the other parties thereto.

          (e) FTX Intercreditor Agreement. The Banks shall have received the amended and restated FTX Intercreditor Agreement, executed by Responsible Officers of FTX and the other parties thereto.


                           ARTICLE III.

           REPRESENTATIONS AND WARRANTIES AND COVENANTS

     1. FM Properties. FM Properties hereby certifies to the Agent and the Banks that all of the representations and warranties of FM Properties contained in the Note Agreement remain true and correct as of December 20, 1996, and that no Default under the Note Agreement has occurred and is continuing as of December 20, 1996.

     2. FTX. FTX hereby certifies (i) that all of the representations and warranties contained in the FTX Guaranty Agreement and in the Note Agreement remain true and correct as of December 20, 1996; (ii) that FTX hereby consents to the execution of this Amendment; and (iii) that the FTX Guaranty Agreement remains in full force and effect following the date of this Amendment.


                           ARTICLE IV.

                          MISCELLANEOUS

     1. Savings Clause. Except as specifically amended by this Amendment, all of the other terms and conditions of the Note Agreement shall remain in full force and effect.

     2. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     3. Governing Law. This Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of Louisiana.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                              FM PROPERTIES OPERATING CO.

                              BY:  FREEPORT-McMoRan INC.,
                                   Managing General Partner


                              By: ____________________________

                                        R. Foster Duncan
                                        Its Treasurer


                              FREEPORT-McMoRan INC.


                              By: ____________________________

                                   R. Foster Duncan
                                   Its Treasurer


                              HIBERNIA NATIONAL BANK, as Agent
                                and Bank


                              By: _____________________________

                                   Steve Nance
                                   Its Banking Officer


                               THE CHASE MANHATTAN BANK, as Bank


                              By: _____________________________

                                   Its Vice President